Exhibit 99.1
News Release
Axalta Coating Systems 50 Applied Bank Blvd Suite 300 Glen Mills, PA 19342 USA	Investor Contact Christopher Evans D +1 484 724 4099 Christopher.Evans@axalta.com

Immediate Release

Axalta Releases First Quarter 2022 Results
Robust Double-Digit Sales Growth Led by Accelerating Pricing Gains; Achieved Adjusted EBIT at the Top-End of Guidance Range
GLEN MILLS, PA, April 25, 2022 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the first quarter ended March 31, 2022.
First Quarter 2022 Highlights:
•Net sales increased 10.4% year-over-year (13.4% ex FX) led by accelerating pricing gains in every end-market and a solid global demand profile, except in Light Vehicle due to continued auto OEM production constraints
•Price-mix increased 8.8% with strong contributions across all end-markets; Industrial Coatings mid-teens price-mix growth led all end-markets; expect continued sequential pricing gains company-wide
•Income from operations of $86.3 million versus $52.6 million in Q1 2021; Adjusted EBIT of $119.5 million compared with $182.8 million in Q1 2021
•Diluted EPS of $0.18 versus $0.06 in Q1 2021; Adjusted diluted EPS of $0.31 versus $0.50 in Q1 2021
•Completed share repurchases of $175.1 million reflecting the repurchase of 6.4 million shares during Q1 2022
First Quarter 2022 Consolidated Financial Results
First quarter net sales of $1,174.1 million increased 10.4% year-over-year, including a 3.0% foreign currency offset. The strong year-over-year growth was driven by 8.8% higher average price-mix, a 3.6% M&A benefit, and 1.0% better volumes. Performance Coatings Q1 net sales increased 15.1% year-over-year, including mid-teen sales growth in both the Industrial and Refinish end-markets. Mobility Coatings net sales increased 1.0% led by 4.9% higher price-mix and solid volume growth from Commercial Vehicle, given supportive demand and customer production rates despite moderate supply issues. This was partially offset by foreign currency translation and lower volumes in Light Vehicle stemming from customer production constraints as a result of ongoing semiconductor chip and other supply chain shortages.
Income from operations for Q1 2022 totaled $86.3 million versus $52.6 million in Q1 2021. Net income to common shareholders was $41.5 million for the quarter compared with $15.2 million in Q1 2021, and diluted earnings per share was $0.18 compared with $0.06 in Q1 2021. The first quarter benefited from robust sales growth, including significant realized pricing gains; however, operating income was negatively impacted by continued variable cost inflation, and elevated logistics, labor, and energy expenses. Q1 2022 net income to common shareholders also benefited from the absence of the operational matter which had resulted in a charge of $71.5 million, net of tax, in Q1 2021.
Robert W. Bryant, Axalta's President and CEO, commented, “Axalta's first quarter results demonstrated solid execution in a still challenging global operating environment. I am proud of the team for delivering better than anticipated results despite unresolved supply chain challenges and a number of significant unforeseen global headwinds. Specifically I want to recognize the actions of our teams in China who have been able to safely operate and serve our customers during the ongoing lockdowns. We are proving every day that we have a dedicated and resilient organization committed to delivering on our strategic growth imperative.”
“Despite the unprecedented breadth and rate of cost inflation, we are increasing prices aggressively and working hard to ensure we are fully sourced to support our customers’ needs. Raw material availability remains challenged with the potential for areas of trade flow concerns if China COVID-19 lockdowns persist deeper into Q2. As a consequence of the Russia-Ukraine conflict energy surcharges are becoming more prevalent and impactful, particularly when sourcing materials from Europe. Nonetheless, we have responded quickly to offset a significant portion of the cumulative impact, especially in Performance Coatings. I am encouraged by the rate of price execution and remain confident that we will return to pre-pandemic margins over time.”

Mr. Bryant continued, “Even in this dynamic environment we are delivering above-market growth rates across the portfolio, demonstrating the benefits of our leading technology platforms and myriad of new product launches. I expect us to continue to drive strong organic sales growth even as markets are slow to fully recover. Looking beyond the near-term, I am encouraged by the degree of pent-up consumer demand, low channel inventory levels, and successful pricing execution supporting a significant long-term growth potential for Axalta as end-markets normalize toward pre-pandemic levels of activity.” Mr. Bryant concluded, “We see tremendous opportunity in the realization of our strategy and remain committed to the execution of our plans.”
Performance Coatings Results
Performance Coatings first quarter net sales were $814.4 million, an increase of 15.1% year-over-year. Organic constant currency net sales increased 13.2% in the period as both end-markets provided strong contributions to a 10.7% price and product mix benefit while Refinish drove the majority of the 2.5% segment volume growth. Foreign exchange in the first quarter was a 3.5% year-over-year headwind led by a weaker Euro and Lira.
Refinish net sales increased 15.6% year-over-year to $461.4 million in Q1 2022, including a 4.0% increase in volume versus the prior year and an 8.1% contribution from M&A, partially offset by a foreign exchange headwind of 4.1%. Average price and product mix increased high-single digits in the period offsetting the impact of continued variable cost inflation. The industry recovery is steadily progressing driven by a return to in-person work, higher-miles driven, and increasing traffic congestion though supply chain constraints and customer labor availability headwinds persist.
Industrial net sales increased 14.5% to $353.0 million, driven by the 14.8% increase in average price and product mix. In response to the challenging variable cost environment, a number of pricing actions were executed in the late stages of the quarter, which should sustain positive pricing momentum into the second half of the year. Volume growth of 0.6% includes a high-single digit percent drag from supply chain constraints, which limited our ability to serve a healthy demand environment. Growth was led by stronger activity in North America, particularly in the Building Products and General Industrial businesses.
The Performance Coatings segment generated Adjusted EBIT of $94.6 million in the first quarter compared with $117.2 million in Q1 2021, with associated margins of 11.6% and 16.6%, respectively. The contributions from substantial organic sales growth was more than offset by a significant increase in raw material, logistics, labor, and energy expenses versus the prior-year period.
Mobility Coatings Results
Mobility Coatings net sales were $359.7 million in Q1 2022, an increase of 1.0% year-over-year. Constant currency net sales increased 3.0% year-over-year, driven by a 4.9% price-mix tailwind, which included mid-single-digit higher price and slightly negative mix, offset by 1.9% lower volumes.
Light Vehicle net sales decreased 1.2% to $275.6 million year-over-year, but improved 8.1% sequentially versus Q4 2021 driven by pricing gains and above-market volume growth. Better year-over-year and sequential price realization resulted from a combination of newly negotiated pricing agreements to offset variable cost inflation and the catch-up of raw material linked index pricing in select customer contracts. Volume declined 3.5% year-over-year but exceeded global auto production rates, which declined 4.5% to 19.7 million in Q1 2022 driven by continued global supply constraints. On a sequential basis volume growth was 6.7% vs. a global production decline of 6.8% enabled by customer wins and regional mix weighted to seasonal growth in the Americas and EMEA.
Commercial Vehicle net sales increased 8.7% to $84.1 million versus Q1 2021 (a 10.0% increase excluding foreign currency offsets), driven by ongoing global production rate recovery versus the prior year quarter, excluding China, and supported by strong continued global demand across most vehicle end-businesses served. Americas and Western Europe heavy-duty and medium-duty truck order backlog is 11-months and 8-months, respectively, reflecting historically strong demand in a challenging supply chain environment.
The Mobility Coatings segment generated Adjusted EBIT of $0.5 million in Q1 2022 compared with Adjusted EBIT of $39.2 million in Q1 2021, driven by higher variable costs against the prior year period given persistent inflation coupled with global volume headwinds in Light Vehicle, offset partly by tailwinds of higher price.

Balance Sheet and Cash Flow Highlights
Axalta ended the first quarter with cash and cash equivalents of $576.2 million and total liquidity of over $1.1 billion. Our net debt to trailing twelve month ("LTM") Adjusted EBITDA ratio increased to 4.1x at quarter end versus 3.5x as of December 31, 2021, reflecting decreased cash balances driven by $175.1 million of Q1 share repurchases, a modest seasonal use of free cash flow, as well as moderately lower year-over-year LTM Adjusted EBITDA. Axalta ended the first quarter with an Adjusted EBITDA to interest expense coverage ratio of 5.9x. Total net leverage is anticipated to decline through the year given the typical second-half weighted distribution of operating cash flow and a favorable outlook for sequential earnings growth.
First quarter total operating cash flow use was $43.9 million versus an inflow of $39.6 million in Q1 2021 largely impacted by inflationary and pricing impacts in working capital. Free cash flow totaled a use of $80.2 million compared with an inflow of $11.3 million in Q1 2021, including higher capital expenditures in the period totaling $42.5 million versus $31.8 million in the prior-year quarter. We repurchased 6.4 million shares of our common stock during the first quarter for total consideration of $175.1 million and an average price of $27.24 per share.
Sean Lannon, Axalta's Chief Financial Officer, commented, “Though Axalta faced material incremental headwinds during the quarter we are pleased that operating results met or exceeded our guidance. Our teams made excellent progress this quarter delivering on pricing execution with improving realization across every end-market. Volume growth continued for the fifth consecutive quarter in three of four end-markets as customer activity begins the process of normalization from pandemic effects. Yet, margin recovery remains among our highest priorities in this inflationary period. We are determined to offset cost inflation and accelerate a return to strong profitability. In the meantime, given the strength in our liquidity position, we will look to create further value for our shareholders through balanced capital allocation among opportunistic share repurchases, organic growth investments, and an active M&A pipeline.”
Q2 2022 Financial Guidance
•Net Sales: ~+11-13%, including, ~(4)% foreign currency impact and ~+4% acquisition benefit; pricing expected to be low double-digits higher year-over-year
•Adjusted EBIT: $135-$165 million
•Adjusted Diluted EPS: $0.35-0.45; including a $0.02 foreign currency headwind
•Interest Expense: ~$34 million
•Diluted Shares: ~222 million
•Adjusted Tax Rate: ~21-22%
•D&A: ~$80 million; including $24 million step-up D&A
•Expect raw material inflation in the high twenties versus Q2 2021
•Guidance assumes COVID-19 lockdowns in China begin to moderate in May and no further geopolitical escalation stemming from the Russia-Ukraine conflict; includes a 2%-3% year-over-year Net Sales and $0.03 EPS impact

Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its first quarter 2022 financial results on April 26, 2022 at 8:00 a.m. ET. The dial-in phone number for the conference call is +1-201-689-8560. A live webcast of the conference call will also be available online at www.axalta.com/investorcall. For those unable to participate, a replay will be available through May 3, with a dial-in number of +1-412-317-6671 and pin: 13728799.

Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including our outlook and/or guidance, which includes net sales growth, currency effects, acquisition or divestment impacts, Adjusted EBIT, Adjusted diluted EPS, interest expense, income tax rate, as adjusted, free cash flow, capital expenditures, depreciation and amortization, diluted shares outstanding, and raw material inflation, the effects of COVID-19 on Axalta’s business and financial results, our and our customers’ supply chain constraints and our ability to offset the impacts of such constraints, the timing and amount of any future share repurchases, contributions from our prior acquisitions and our ability to successfully make future acquisitions. Axalta has identified some of these forward-looking statements with words such as “anticipated,” “assumes,” “believe,” “expect,” “estimates,” “likely,” “outlook,” “project,” “may,” “will,” “plans,” “guidance,” “could,” “looking,” “we see,” “strategy,” “should,” and “potential” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, geopolitical and technological factors outside of Axalta’s control, including the effects of COVID-19, that may cause its business, industry, strategy, financing activities or actual results to differ materially. The impact and duration of COVID-19 on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of COVID-19, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of COVID-19. More information on potential factors that could affect Axalta’s financial results is available in “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income, Adjusted EBITDA to interest expense coverage ratio, net debt to Adjusted EBITDA ratio and Adjusted EBIT margin. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA, Adjusted EBIT and Adjusted diluted EPS consist of EBITDA, EBIT and Diluted EPS, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not occurred within the last two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to controlling interests after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income, Adjusted EBITDA to interest expense coverage ratio, net debt to Adjusted EBITDA ratio and Adjusted EBIT margin may differ from that of others in our industry. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income, Adjusted EBITDA to interest expense coverage ratio, net debt to Adjusted EBITDA ratio and Adjusted EBIT margin should not be considered as alternatives to net sales, net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted diluted EPS, free cash flow, net debt, Adjusted net income, Adjusted EBITDA to interest expense coverage ratio, net debt to Adjusted EBITDA ratio and Adjusted EBIT margin have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for constant currency net sales growth, Adjusted EBIT, Adjusted EBITDA, Adjusted diluted EPS, income tax rate, as adjusted, or free cash flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our US GAAP results.
Constant Currency
Constant currency or ex-FX percentages are calculated by excluding the impact of the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount.
Organic Growth
Organic growth or ex-M&A percentages are calculated by excluding the impact of recent acquisitions and divestitures.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBIT, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.

About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended March 31,
	2022	2021
Net sales	$1,174.1	$1,063.6
Cost of goods sold	837.4	684.5
Selling, general and administrative expenses	193.5	179.1
Other operating charges	7.7	102.8
Research and development expenses	16.4	15.6
Amortization of acquired intangibles	32.8	29.0
Income from operations	86.3	52.6
Interest expense, net	32.6	33.5
Other expense (income), net	1.8	(0.4)
Income before income taxes	51.9	19.5
Provision for income taxes	11.0	3.8
Net income	40.9	15.7
Less: Net (loss) income attributable to noncontrolling interests	(0.6)	0.5
Net income attributable to controlling interests	$41.5	$15.2
Basic net income per share	$0.18	$0.06
Diluted net income per share	$0.18	$0.06
Basic weighted average shares outstanding	224.7	233.9
Diluted weighted average shares outstanding	225.2	234.7

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$576.2	$840.6
Restricted cash	10.6	10.6
Accounts and notes receivable, net	1,029.8	937.5
Inventories	764.0	669.7
Prepaid expenses and other current assets	135.7	117.2
Total current assets	2,516.3	2,575.6
Property, plant and equipment, net	1,184.4	1,186.2
Goodwill	1,574.4	1,592.7
Identifiable intangibles, net	1,237.5	1,278.2
Other assets	568.9	584.5
Total assets	$7,081.5	$7,217.2
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$748.0	$657.4
Current portion of borrowings	76.1	79.7
Other accrued liabilities	520.9	597.8
Total current liabilities	1,345.0	1,334.9
Long-term borrowings	3,739.2	3,749.9
Accrued pensions	261.4	269.3
Deferred income taxes	165.5	174.7
Other liabilities	149.2	149.7
Total liabilities	5,660.3	5,678.5
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 252.2 and 251.8 shares issued at March 31, 2022 and December 31, 2021, respectively	252.2	251.8
Capital in excess of par	1,518.2	1,515.5
Retained earnings	868.7	827.2
Treasury shares, at cost, 30.8 and 24.4 shares at March 31, 2022 and December 31, 2021, respectively	(862.3)	(687.2)
Accumulated other comprehensive loss	(401.4)	(414.4)
Total Axalta shareholders’ equity	1,375.4	1,492.9
Noncontrolling interests	45.8	45.8
Total shareholders’ equity	1,421.2	1,538.7
Total liabilities and shareholders’ equity	$7,081.5	$7,217.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Three Months Ended March 31,
	2022	2021
Operating activities:
Net income	$40.9	$15.7
Adjustment to reconcile net income to cash (used for) provided by operating activities:
Depreciation and amortization	77.7	76.4
Amortization of deferred financing costs and original issue discount	2.4	2.2
Deferred income taxes	(2.7)	(18.3)
Realized and unrealized foreign exchange losses, net	2.4	8.6
Stock-based compensation	5.3	3.6
Interest income on swaps designated as net investment hedges	(6.2)	(3.5)
Other non-cash, net	(1.6)	1.4
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(86.2)	(52.6)
Inventories	(91.5)	(36.2)
Prepaid expenses and other assets	(32.9)	(18.0)
Accounts payable	120.4	33.4
Other accrued liabilities	(66.7)	30.7
Other liabilities	(5.2)	(3.8)
Cash (used for) provided by operating activities	(43.9)	39.6
Investing activities:
Purchase of property, plant and equipment	(42.5)	(31.8)
Interest proceeds on swaps designated as net investment hedges	6.2	3.5
Settlement proceeds on swaps designated as net investment hedges	25.0	—
Other investing activities, net	1.0	0.5
Cash used for investing activities	(10.3)	(27.8)
Financing activities:
Payments on short-term borrowings	(24.1)	(20.0)
Payments on long-term borrowings	(6.8)	(6.7)
Financing-related costs	—	(1.5)
Purchases of common stock	(175.1)	(63.7)
Net cash flows associated with stock-based awards	(1.9)	0.1
Other financing activities, net	(0.2)	(0.7)
Cash used for financing activities	(208.1)	(92.5)
Decrease in cash	(262.3)	(80.7)
Effect of exchange rate changes on cash	(2.1)	(13.5)
Cash at beginning of period	851.2	1,364.0
Cash at end of period	$586.8	$1,269.8

Cash at end of period reconciliation:
Cash and cash equivalents	$576.2	$1,266.9
Restricted cash	10.6	2.9
Cash at end of period	$586.8	$1,269.8

The following table reconciles income from operations to adjusted EBIT and segment adjusted EBIT for the periods presented (in millions):

	Three Months Ended March 31,
	2022	2021
Income from operations	$86.3	$52.6
Other expense (income), net	1.8	(0.4)
Total	84.5	53.0
Termination benefits and other employee related costs (a)	2.4	2.8
Strategic review and retention costs (b)	—	5.4
Acquisition and divestiture-related costs (c)	0.4	0.2
Impairment charges (d)	0.3	—
Accelerated depreciation and site closure costs (e)	1.3	0.6
Indemnity loss (f)	0.3	—
Operational matter (g)	0.1	94.4
Russia sanction-related impacts (h)	5.8	—
Step-up depreciation and amortization (i)	24.4	26.4
Adjusted EBIT	$119.5	$182.8

Segment Adjusted EBIT:
Performance Coatings	$94.6	$117.2
Mobility Coatings	0.5	39.2
Total	95.1	156.4
Step-up depreciation and amortization (i)	24.4	26.4
Adjusted EBIT	$119.5	$182.8

(a)	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are primarily associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(b)	Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees, which were earned over a period of 18-24 months, which ended in September 2021. These amounts are not considered indicative of our ongoing performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents impairment charges, which are not considered indicative of our ongoing performance.

(e)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(f)	Represents indemnity loss associated with acquisitions, which we do not consider indicative of our ongoing operating performance.

(g)	Represents expenses, changes in estimates and insurance recoveries for probable liabilities related to an operational matter in the Mobility Coatings segment, which we do not consider indicative of our ongoing operating performance.

(h)	Represents expenses related to sanctions imposed on Russia in response to the conflict with Ukraine as a result of incremental reserves for accounts receivable and incremental inventory obsolescence, which we do not consider indicative of our ongoing operating performance.

(i)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended March 31,
	2022	2021
Net income	$40.9	$15.7
Less: Net (loss) income attributable to noncontrolling interests	(0.6)	0.5
Net income attributable to controlling interests	41.5	15.2
Termination benefits and other employee related costs (a)	2.4	2.8
Strategic review and retention costs (b)	—	5.4
Acquisition and divestiture-related costs (c)	0.4	0.2
Impairment charges (d)	0.3	—
Accelerated depreciation and site closure costs (e)	1.3	0.6
Indemnity loss (f)	0.3	—
Operational matter (g)	0.1	94.4
Russia sanction-related impacts (h)	5.0	—
Step-up depreciation and amortization (i)	24.4	26.4
Total adjustments	34.2	129.8
Income tax provision impacts (j)	6.6	27.6
Adjusted net income	$69.1	$117.4
Diluted adjusted net income per share	$0.31	$0.50
Diluted weighted average shares outstanding	225.2	234.7

(a)	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are primarily associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(b)	Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees, which were earned over a period of 18-24 months, which ended in September 2021. These amounts are not considered indicative of our ongoing performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents impairment charges, which are not considered indicative of our ongoing performance.

(e)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(f)	Represents indemnity loss associated with acquisitions, which we do not consider indicative of our ongoing operating performance.

(g)	Represents expenses, changes in estimates and insurance recoveries for probable liabilities related to an operational matter in the Mobility Coatings segment, which we do not consider indicative of our ongoing operating performance.

(h)	Represents expenses related to sanctions imposed on Russia in response to the conflict with Ukraine as a result of incremental reserves for accounts receivable and incremental inventory obsolescence, which we do not consider indicative of our ongoing operating performance.

(i)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

(j)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $0.7 million and $1.7 million for the three months ended March 31, 2022 and 2021, respectively. The tax expenses for the three months ended March 31, 2022 and 2021 include the deferred tax benefit ratably amortized into our adjusted income tax rate as the tax attribute related to a January 1, 2020 intra-entity transfer of certain intellectual property rights is realized.

The following table reconciles cash (used for) provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,
	2022	2021
Cash (used for) provided by operating activities	$(43.9)	$39.6
Purchase of property, plant and equipment	(42.5)	(31.8)
Interest proceeds on swaps designated as net investment hedges	6.2	3.5
Free cash flow	$(80.2)	$11.3

The following table reconciles net income to EBITDA and adjusted EBITDA for the periods presented (in millions):

	Twelve Months Ended March 31, 2022		Three Months Ended March 31,		Year Ended December 31, 2021
			2022	2021
Net income	$289.6		$40.9	$15.7	$264.4
Interest expense, net	133.3		32.6	33.5	134.2
Provision for income taxes	83.3		11.0	3.8	76.1
Depreciation and amortization	317.8		77.7	76.4	316.5
EBITDA	824.0		162.2	129.4	791.2
Debt extinguishment and refinancing related costs (a)	0.2		—	—	0.2
Termination benefits and other employee related costs (b)	36.0		1.9	2.8	36.9
Strategic review and retention costs (c)	4.3		—	5.4	9.7
Acquisition and divestiture-related costs (d)	16.5		0.4	0.2	16.3
Impairment charges (e)	1.1		0.3	—	0.8
Site closure costs (f)	1.2		0.6	—	0.6
Foreign exchange remeasurement losses (g)	3.1		2.6	1.8	2.3
Long-term employee benefit plan adjustments (h)	(0.4)		0.1	(0.2)	(0.7)
Stock-based compensation (i)	16.6		5.3	3.6	14.9
Dividends in respect of noncontrolling interest (j)	(0.1)		(0.1)	(0.7)	(0.7)
Operational matter (k)	(89.9)		0.1	94.4	4.4
Brazil indirect tax (l)	(8.3)		—	—	(8.3)
Gain on sale of facility (m)	(19.7)		—	—	(19.7)
Russia sanction-related impacts (n)	5.8		5.8	—	—
Other adjustments (o)	0.3		0.4	—	(0.1)
Adjusted EBITDA	$790.7		$179.6	$236.7	$847.8

Adjusted EBITDA to interest expense coverage ratio	5.9	x

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are primarily associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents costs for legal, tax and other advisory fees pertaining to our review of strategic alternatives that was concluded in March 2020, as well as retention awards for certain employees, which were earned over a period of 18-24 months, which ended in September 2021. These amounts are not considered indicative of our ongoing performance.

(d)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(e)	Represents impairment charges, which are not considered indicative of our ongoing performance.

(f)	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(g)	Eliminates foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(h)	Eliminates the non-cash, non-service cost components of long-term employee benefit costs.

(i)	Represents non-cash impacts associated with stock-based compensation.

(j)	Represents the payment of dividends to our joint venture partners by our consolidated entities that are not 100% owned, which are reflected to show the cash operating performance of these entities on Axalta’s financial statements.

(k)	Represents expenses, changes in estimates and insurance recoveries for probable liabilities related to an operational matter in the Mobility Coatings segment, which we do not consider indicative of our ongoing operating performance.

(l)	Represents non-recurring income related to a law change with respect to certain Brazilian indirect taxes which was recorded within other expense (income), net.

(m)	Represents non-recurring income related to the sale of a previously closed manufacturing facility.

(n)	Represents expenses related to sanctions imposed on Russia in response to the conflict with Ukraine as a result of incremental reserves for accounts receivable and incremental inventory obsolescence, which we do not consider indicative of our ongoing operating performance.

(o)	Represents certain non-operational or non-cash gains and losses unrelated to our core business and which we do not consider indicative of ongoing operations, including indemnity (income) losses associated with the acquisition by Axalta of the DuPont Performance Coatings business and gains and losses from the remaining foreign currency derivative instruments.